EXHIBIT 11

                           RJR NABISCO HOLDINGS CORP.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                           THREE MONTHS                   THREE MONTHS
                                                              ENDED                          ENDED
                                                          MARCH 31, 1995                 MARCH 31, 1994
                                                   ----------------------------   ----------------------------
                                                    PRIMARY    FULLY DILUTED(A)    PRIMARY    FULLY DILUTED(A)
                                                   ---------   ----------------   ---------   ----------------
Average number of common and common equivalent
 shares outstanding during the period (in
 thousands):
 Common Stock and Series C Depositary Shares
   issued and outstanding at beginning of
period...........................................    325,107         325,107        269,602         269,602
 Average number of shares of common stock issued
   during the period (including shares of common
   stock issued during the period through the
   exercise of options)..........................         85              85             93              93
 Average number of shares related to value of
   restricted stock earned during the period.....          2               2         --            --
 Average number of stock options outstanding
   during the period and shares issuable under
   performance shares granted....................      1,209           1,368          3,399           3,399
 Shares issuable upon conversion of ESOP
   convertible preferred stock...................     --               3,055         --               3,112
                                                   ---------        --------      ---------        --------
 Average number of common and common equivalent
shares outstanding during the period.............    326,403         329,617        273,094         276,206
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------
Income (loss) applicable to common stock:
 Income before extraordinary item................  $     198      $      198      $     194      $      194
 Preferred stock dividends.......................        (33)            (29)           (33)            (29)
 Income tax benefit on ESOP preferred stock
dividends........................................     --                  (1)        --            --
                                                   ---------        --------      ---------        --------
 Income before extraordinary item applicable to
common stock.....................................        165             168            161             165
 Extraordinary item..............................     --            --                    1               1
                                                   ---------        --------      ---------        --------
 Net income applicable to common stock...........  $     165      $      168      $     162      $      166
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------
Income (loss) per common and common equivalent
 share:
 Income before extraordinary item................  $     .51      $      .51      $    0.59      $     0.60
 Extraordinary item..............................     --            --               --            --
                                                   ---------        --------      ---------        --------
 Net income......................................  $     .51      $      .51      $    0.59      $     0.60
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------

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(A) For purposes of this Exhibit, the calculations of fully diluted earnings per share include common stock equivalents and other potentially dilutive securities that produce an anti-dilutive result.